Exhibit 1

ROCKWELL COLLINS, INC.

$200,000,000

4 3/4% Notes due 2013

UNDERWRITING AGREEMENT

November 17, 2003

To the Representatives

named in Schedule A hereto of the

Underwriters named in Schedule B hereto

Ladies and Gentlemen:

The undersigned Rockwell Collins, Inc., a Delaware corporation (the “Company”), confirms its agreement with the several underwriters named in Schedule B hereto (the “Underwriters”) as set forth below. If the firms listed in Schedule B hereto include only the firms listed in Schedule A hereto (the “Representatives”), then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

The Company proposes to issue and sell debt securities of the title and amount set forth in Schedule A hereto (the “Purchased Securities”), to be issued under the Indenture dated as of November 1, 2001 (the “Indenture”) between the Company and Citibank, N.A., as Trustee.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-72914) relating to $750,000,000 of debt securities, Common Stock, par value $.01 per share, of the Company (the “Common Stock”) (including the associated Preferred Share Purchase Rights (the “Rights”)), preferred stock, warrants and shares of Common Stock (including the associated Rights), preferred stock or debt securities, if any, issuable or deliverable upon exercise of warrants or upon conversion or exchange of preferred stock or debt securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”). Such Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such Registration Statement and the Prospectus or Prospectuses relating to the sale of Purchased Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time may be amended or supplemented, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1933 Act or otherwise (including by means of the Prospectus Supplement (as defined below)), are in each case collectively referred to herein as the “Registration Statement” and the “Prospectus”, respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(a), including a preliminary form of such a supplement of the Prospectus, if any, previously filed with the Commission pursuant to Rule 424 under the 1933 Act (collectively, a “Prospectus Supplement”), shall be deemed to have supplemented the Prospectus only with respect to the offering of the Purchased Securities to which it relates and such Prospectus Supplement shall be the only supplement included in the terms “Registration Statement” or

“Prospectus”. If the Company elects to rely on Rule 434 under the 1933 Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Representatives by the Company in reliance on such Rule 434. If the Company files a registration statement to register a portion of the Purchased Securities and relies on Rule 462(b) under the 1933 Act for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to be to both the registration statement referred to above (No. 333-72914) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as follows:

(a) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. The Registration Statement and the Prospectus, at the time the Registration Statement became effective complied, and as of the date hereof comply, in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the “Regulations”), the 1934 Act and the rules and regulations thereunder and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective did not, and as of the date hereof does not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, as of the date hereof does not, and as of the Closing Time (as defined below) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply (i) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or (ii) to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) (the “Form T-1”) of the Trustee under the Indenture.

(b) Any documents incorporated by reference in the Registration Statement and the Prospectus subsequent to the date hereof will, when filed with the Commission, conform in all material respects to the requirements of the 1934 Act and the rules and regulations thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(d) Each of the Company and its Significant Subsidiaries (as defined in Rule 405 under the 1933 Act), if any (each a “Significant Subsidiary”), has been duly incorporated or organized, is validly existing in good standing under the laws of its state of incorporation or organization, and has the requisite corporate power and authority to carry on its business as currently being conducted and to own, lease and operate its properties, and the Company and each Significant Subsidiary is duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing will not cause a Material Adverse Change .

(e) All of the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and not subject to any preemptive rights, and all of the outstanding shares of capital stock of each Significant Subsidiary are owned by the Company, free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a “Lien”).

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) The Purchased Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when duly executed, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Purchased Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, which will be substantially in the form heretofore delivered to you, except as supplemented to reflect the terms of any one or more series of debt securities.

(i) The Purchased Securities and the Indenture conform in all material respects to all statements relating thereto contained in or incorporated by reference into the Prospectus.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Purchased

Securities will not result in any violation of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best knowledge of the Company, any law, statute, order, rule or regulation applicable to the Company or any of its subsidiaries; no consent, approval authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Purchased Securities, except such as may be required under the 1933 Act and the rules and regulations thereunder, the 1934 Act and the rules and regulations thereunder, the 1939 Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Purchased Securities.

(k) The Company is not and, after giving effect to the offering and sale of the Purchased Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(l) No strike or labor stoppage by the employees of the Company or any subsidiary exists, or, to the knowledge of the Company, is imminent which is expected to cause a Material Adverse Change.

Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with an offering of the Purchased Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

SECTION 2. Purchase and Sale. The several and not joint commitments of the Underwriters to purchase the Purchased Securities in the respective amounts set forth on Schedule B hereto shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

Payment of the purchase price for, and delivery of, any Purchased Securities to be purchased by the Underwriters shall be made at the office specified in Schedule A hereto or at such other place as shall be agreed upon by you and the Company, on the date and at the time so specified or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Time”). Payment shall be made to the Company by wire transfer to an account designated by the Company in immediately available funds against delivery to you for the respective accounts of the Underwriters of the Purchased Securities to be purchased by them. Such Purchased Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Purchased Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each of you and with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of the Purchased

Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Purchased Securities which each severally has agreed to purchase, the names of the Underwriters acting as Representatives in connection with the offering, the price at which the Purchased Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Purchased Securities. The Company will transmit copies of the Prospectus Supplement to the Commission for timely filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

(b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Purchased Securities any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(c) The Company will make generally available to its security holders, in each case as soon as practicable, an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act and the Regulations, which need not be certified by independent certified public accountants unless required by the 1933 Act or the Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in Rule 158 of the Regulations) of the Registration Statement.

(d) The Company will give you notice of its intention to file any amendment to the Registration Statement or any supplement to the Prospectus with respect to the Purchased Securities, other than those made by the filing of documents pursuant to the 1934 Act, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement in a form to which you or your counsel has reasonably objected.

(e) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the filing or effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus with respect to the Purchased Securities, (iii) for so long as a Prospectus is required to be delivered by the Underwriters under the 1933 Act in connection with sales of the Purchased Securities, of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, any Prospectus Supplement with respect to the

Purchased Securities or any document incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Purchased Securities or for additional information with respect thereto and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(f) The Company will deliver to each of you as many signed and conformed copies of the Registration Statement (as originally filed) and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

(g) The Company will endeavor, in cooperation with you, to qualify the Purchased Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Purchased Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action which would subject it to general consent to service of process in any state in which it is not now qualified or not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Purchased Securities have been qualified as above provided.

(h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(i) Between the date of this Agreement and the Closing Time with respect to the Purchased Securities covered thereby, the Company will not, without your prior consent, offer or sell, enter into any agreement to sell or publicly announce an intention to offer or sell, any debt securities of the Company with a maturity of more than one year.

SECTION 4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Purchased Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company or the Underwriters, threatened by the Commission, (ii) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of this Agreement shall not have been lowered since that date and no such rating agency shall have publicly announced since that date that it is placing any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading and (iii) the Prospectus, together with the applicable Prospectus Supplement, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) At the Closing Time you shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Chadbourne & Parke LLP, counsel for the Company, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v) The Purchased Securities have been duly authorized by all necessary corporate action and, when duly executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to this Agreement, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(vi) The Indenture and the Purchased Securities conform in all material respects to the descriptions thereof contained in the Prospectus and the applicable Prospectus Supplement.

(vii) The Indenture is qualified under the 1939 Act.

(viii) The Registration Statement is effective under the 1933 Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(ix) The Registration Statement and the Prospectus (other than the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act, the 1939 Act (other than Form T-1, as to which no opinion need be rendered) and the Regulations.

(x) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus, complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

(xi) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the issue and sale by the Company of the Purchased Securities to the Underwriters, except such as may be required under the 1933 Act, the Regulations, the 1939 Act and any state securities laws, and to the best of their knowledge and information, the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein or therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to them to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By-Laws of the Company, or to the best of their knowledge any law, statute, administrative regulation or administrative or court decree applicable to the Company.

Such counsel shall also state that although such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus (except as and to the extent described in paragraph (vi) above), nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no view need be rendered), as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of its date and at the Closing

Time (other than the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no view need be rendered), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2) The favorable opinion, dated as of the Closing Time, of the General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

(i) The Company is duly qualified as a foreign corporation and is in good standing in the States of California and Iowa and in each other jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing will not cause a Material Adverse Change.

(ii) Each of the Significant Subsidiaries is a subsidiary of the Company, has been duly incorporated or organized and is validly existing in good standing under the laws of the state of its incorporation or organization and is duly qualified and is in good standing as a foreign corporation or other entity in each jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing will not cause a Material Adverse Change; the outstanding shares of capital stock of each such Significant Subsidiary are validly issued, fully paid and nonassessable; and all of such capital stock is owned by the Company free and clear of any Lien.

(iii) The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein or therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or, to the best of his or her knowledge, by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By-Laws of the Company or any law, administrative regulation or administrative or court decree applicable to the Company.

(iv) There is no litigation or governmental proceeding pending or, to the best of his or her knowledge, threatened against the Company or any of its subsidiaries which would affect the subject matter of this Agreement or which is required to be disclosed in the Prospectus which is not adequately disclosed therein; and except as may be disclosed in the Prospectus, there is no such litigation or governmental proceeding which would cause a Material Adverse Change.

(v) To the best of his or her knowledge, there are no contracts which are required to be filed as exhibits to the Registration Statement which are not so filed or which are required to be disclosed in the Prospectus which are not adequately disclosed therein.

(3) The favorable opinion or opinions, dated as of the Closing Time, of Dewey Ballantine LLP, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Purchased Securities delivered at the Closing Time, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably require.

(c) At the Closing Time there shall not have been, since the date of this Agreement, a Material Adverse Change or any development involving a prospective material adverse change in or affecting particularly the financial condition of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chief Executive Officer or a Vice President and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that there has been no such Material Adverse Change or prospective change, that the representations and warranties of the Company contained in Section 1 are true and correct as of the Closing Time and that the Company has complied with all agreements on its part to be performed hereunder as of or prior to the Closing Time.

(d) You shall have received from Deloitte & Touche LLP letters, addressed to you and dated as of the date hereof and as of the Closing Time and delivered at such times, in form satisfactory to you and concerning such matters as you shall reasonably request.

(e) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Purchased Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Purchased Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Purchased Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, the Trustee under the Indenture and the Trustee’s counsel, (iv) the qualification of the Purchased Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey and Legal Investment Survey, (vii) the fees of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Purchased Securities on the New York Stock Exchange, if any.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred in connection with the subject matter of this Agreement. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) subject to subparagraph (c), against any and all expense whatsoever as and when incurred (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

This indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in the Prospectus, it shall not inure to the benefit of any Underwriter from whom the person asserting the claim purchased the Purchased Securities (or to the benefit of any person who controls such Underwriter) if a copy of the Prospectus (excluding documents incorporated by reference therein), as amended or supplemented prior to the written confirmation mentioned below, was not delivered, if legally required to be delivered, to such person at or prior to the written confirmation of the sale of such Purchased Securities and the untrue statement or omission or alleged untrue statement or omission in the Prospectus was corrected in such supplement or amendment at the time of such confirmation.

Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

(c) In case any proceeding (including any governmental investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding subsections (a) and (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of subsections (a) and (b) above. The indemnifying party shall have the right to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements as incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties. Such separate firm shall be designated in writing by you in the case of parties indemnified pursuant to subsection (a) of this Section and by the Company in the case of parties indemnified pursuant to subsection (b) of this Section. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle any pending or threatened proceeding in respect of which indemnification could have been sought hereunder by such indemnified party (whether or not the indemnified party is an actual party to such claim or action) unless such settlement (i) includes an unconditional release of such indemnified party from all liability on the claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall settle any pending or threatened proceeding in respect of which indemnification is being sought hereunder without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of the Purchased Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Purchased Securities received by the Company on the one hand and by such Underwriters on the other hand, provided that if the Purchased Securities are offered by Underwriters at an initial public offering price set forth in a Prospectus Supplement, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such Prospectus Supplement bears to the initial public offering price appearing therein and the Company shall be responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and the Underwriters of the Purchased Securities shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportions as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations and Warranties to Survive Delivery. All representations and warranties contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Purchased Securities to the Underwriters.

SECTION 9. Termination. You may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement, a Material Adverse Change, or (ii) if there has occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse, which makes it impracticable to proceed with the offering, sale or delivery of the Purchased Securities on the terms and in the manner contemplated by this Agreement and the Prospectus, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. In the event of any such termination, the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

SECTION 10. Default. If one or more of the Underwriters participating in an offering of the Purchased Securities shall fail at the Closing Time to purchase the Purchased Securities which it or they are obligated to purchase hereunder (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements satisfactory to the Company for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Purchased Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated severally to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Purchased Securities to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time, subject to termination of this Agreement as provided in subsection (b) above, for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at your address set forth in Schedule A hereto; notices to the Company shall be directed to it at 400 Collins Road NE, Cedar Rapids, Iowa 52498, attention of the Secretary with a copy to the Treasurer.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Purchased Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law. This Agreement shall be governed by the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours, ROCKWELL COLLINS, INC.

By:	/s/ Lawrence A. Erickson
Name: Lawrence A. Erickson Title: Senior Vice President & CFO

CONFIRMED AND ACCEPTED, as of the date first above written: THE UNDERWRITERS NAMED IN SCHEDULE B HERETO By: J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
Name: Maria Sramek Title: Vice President

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone Title: Vice President

SCHEDULE A

TERMS AGREEMENT

Underwriting Agreement dated November 17, 2003

Representatives:	J.P. Morgan Securities Inc. Banc of America Securities LLC

Titles of Securities:	4 3/4% Notes Due December 1, 2013

Amount of Securities:	$200,000,000

Price to Public: 99.824% and accrued interest, if any, from November 20, 2003

Purchase Price: 99.174% and accrued interest, if any, from November 20, 2003

Closing - Office for delivery of Securities: Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112

Office for payment for Securities: Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112

Date and time of Closing: 10:00 a.m., November 20, 2003

Office for checking Securities: Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112

Underwriting commissions or other compensation: .650%

Addresses for notices per Section 11:

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attention: High Grade Syndicate Desk - 8th Floor

and

Banc of America Securities LLC

9 West 57th Street

NY1-301-2M-01

New York, NY 10019

Attention: Transaction Management

SCHEDULE B

Underwriting Agreement dated November 17, 2003

Underwriter	Principal Amount of Notes
J.P. Morgan Securities Inc.	$60,000,000
Banc of America Securities LLC	60,000,000
Citigroup Global Markets Inc.	20,000,000
UBS Securities LLC	20,000,000
Wachovia Capital Markets, LLC	20,000,000
Credit Lyonnais Securities	10,000,000
U.S. Bancorp Piper Jaffray Inc.	10,000,000

Total	$200,000,000